UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 15, 2026, Matthews International Corporation (the “Company”) entered into an agreement (the “Agreement”) with Barington Companies Equity Partners, L.P. (“Barington Equity”), Barington Companies Investors, LLC, Barington Capital Group, L.P., Barington Companies Management, LLC, LNA Capital Corp. and James A. Mitarotonda (collectively, the “Barington Parties”), pursuant to which the Barington Parties agreed to withdraw their proposed nominees for election to the Company’s Board of Directors (the “Board”) at the Company’s 2026 annual meeting of shareholders. Under the Agreement and as more fully set forth therein, the Company agreed to make a one-time lump sum payment to reimburse Barington Equity for certain fees and expenses incurred by the Barington Parties in connection with their communication and meetings with representatives of the Board and the Company’s management, communications with the Company’s shareholders, the negotiation and execution of the Agreement, and all of their other activities and matters related to the Company. Further, the Barington Parties agreed, among other things, that, from the date of the Agreement through and including the Company’s 2028 annual meeting of shareholders (the “Term”), the Barington Parties will cause the voting securities beneficially owned by them and their respective affiliates and associates to be voted in accordance with the Board’s recommendation on all proposals, subject to certain exceptions as set forth in the Agreement. The Barington Parties also agreed to certain restrictions during the Term, including, among other things, restrictions on soliciting proxies, making shareholder proposals, and nominating directors for election to the Board.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On January 15, 2026, the Company and the Barington Parties issued a joint press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement, dated January 15, 2026, by and among Matthews International Corporation, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital Group, L.P., Barington Companies Management, LLC, LNA Capital Corp. and James A. Mitarotonda

99.1	Press Release, dated January 15, 2026, issued by Matthews International Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Daniel E. Stopar
Daniel E. Stopar
Chief Financial Officer and Treasurer

Date: January 15, 2026